UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 12, 2004

Earliest Date of Events Referred to Herein: February 11, 2004

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) The following exhibit is furnished herewith:

99.1   Transcript of conference call on financial results of Office Depot, Inc. conducted on February 11, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 11, 2004, Office Depot, Inc. issued a press release announcing its financial performance, including earnings for its fiscal year ended December 27, 2003. A copy of the press release was previously filed with Form 8-K on February 11, 2004. On the same day, the Company also conducted a public conference call for investors and analysts regarding the Company’s results of operations and financial condition for its full fiscal year 2003 and also its outlook for 2004. A transcript of that conference call is attached hereto as Exhibit 99.1 and incorporated by reference herein. An audio replay of the conference call also is available for a period of not less than fourteen (14) days from the date of this filing at the Company’s website, www.officedepot.com. Please see the headings Company Information and Investor Relations to access this audio replay.

This information is furnished pursuant to Item 12 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless specifically incorporated by reference in a document filed under the Securities Act of 1933, as amended, or the Exchange Act. Certain of the information contained in the transcript of the conference call is non-GAAP (generally accepted accounting principles) information within the meaning of SEC Regulation G. This information is provided for a clearer or more complete understanding of comparative information and because management of the Company believes that this information provides investors useful information as to operating results of its various operating business units. Non-GAAP information should not be considered as a substitute for, or superior to, the reporting of results on a GAAP basis, which is provided in the Company’s press release referenced above. The filing of this Form 8-K does not constitute an admission as to the materiality of any information contained in this report or that the information contained herein is material investor information that is not otherwise publicly available.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: February 12, 2004	By: /S/ DAVID C. FANNIN

David C. Fannin Executive Vice President and General Counsel

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